EXHIBIT 23.1
                                                             ------------



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------

   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Anixter International Inc. 2010 Stock Incentive Plan of our reports dated February 28, 2011, with respect to the consolidated financial statements and schedules of Anixter International Inc. and the effectiveness of internal control over financial reporting of Anixter International Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.




   /s/ Ernst & Young LLP



   Chicago, IL
   February 28, 2011